UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Principal Exchange-Traded Funds
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

711 High Street, Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
Principal Growth ETF	Cboe BZX Exchange, Inc.	42-4526014
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act
and is effective pursuant to General Instruction A.(c), please check to following box.    [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    [ ]
Securities Act registration statement file number to which this form relates:    333-201935; 811-23029
Securities to be registered pursuant to Section 12(g) of the Act:    NONE
Item 1.    Description of Registrant's Securities to be Registered.
A description of the shares of beneficial interest, no par value, of the series of Principal Exchange-Traded Funds (the "Trust) to be registered hereunder is set forth in Post-Effective Amendment No. 126 to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on October 27, 2026 and effective on November 1, 2026. Such description is incorporated herein by reference. Any form of amendment or supplement to the Prospectus that is subsequently filed with the Securities and Exchange Commission is hereby incorporated by reference herein.
Item 2.    Exhibits
1.    The Trust's Agreement and Declaration of Trust is included as Exhibit (a)(2) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 6, 2015, and incorporated herein by reference.
2.    The Trust's By-Laws are included as Exhibit (b)(1) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on September 2, 2020 and incorporated herein by reference.

SIGNATURE
    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
PRINCIPAL EXCHANGE-TRADED FUNDS

	By	/s/ Kamal Bhatia
Date: October 27, 2026		Name: Kamal Bhatia
Title: Trustee, President & Chief Executive Officer